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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                               EMULEX CORPORATION

                                    ARTICLE I

                               Name of Corporation

                        The name of the corporation is EMULEX CORPORATION



                                   ARTICLE II

                                Registered Office

    The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.



                                   ARTICLE III

                                     Purpose

    The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.



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                                   ARTICLE IV

                            Authorized Capital Stock

    The corporation is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The amount of total authorized capital stock of the corporation is 41,000,000 shares divided into 40,000,000 shares of Common Stock, par value $.10 per share, and 1,000,000 shares of Preferred Stock, par value $0.01 per share.

    The shares of Preferred Stock may be issued from time to time in one or more series. The board of directors is hereby authorized to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of any series of shares of Preferred Stock, including without limitation the dividend rate, conversion rights, redemption price and liquidation preference, of any such series, and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.



                                    ARTICLE V

                              Vote of Stockholders

    A. No vote at any meeting of stockholders need be by written ballot unless the board of directors, in its discretion, or the officer of the corporation presiding at the meeting, in his discretion, specifically directs the use of a written ballot.

    B. At each election of directors, each holder of shares of capital stock entitled to vote for the election of directors shall be entitled to as many votes as shall equal the number of votes which (except for this provision) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and that he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit; provided, however, that no stockholder shall be entitled to vote in accordance with this paragraph unless the names of the candidates for director for whom such stockholder desires to vote have been placed in nomination prior to the voting and the stockholder has given notice at the meeting prior to the voting of the stockholder's intention to cumulate the stockholder's votes, and provided further, that if any one stockholder has given such notice, all stockholders may cumulate their votes for candidates in nomination in accordance with this paragraph.

    C. Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.



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                                   ARTICLE VI

                          Board Power Regarding By-laws

    In furtherance and not in limitation of the powers conferred by statute, the board of directors shall have the power to make, adopt, amend, rescind or repeal the By-laws of the corporation.



                                   ARTICLE VII

                                  Incorporator

    The incorporator is Robert H. Goon, whose mailing address is 1880 Century Park East, Fifth Floor, Los Angeles, California 90067.



                                  ARTICLE VIII

                        Limitation of Director Liability

    To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article VIII by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.



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                                   ARTICLE IX

                                 Corporate Power

    The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

    THE UNDERSIGNED, being the incorporator herein above named, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the General Corporation Law of the State of Delaware, does make, file and record this Certificate.

Dated:  October 23, 1996                   /s/  Robert H. Goon
                                           -----------------------------
                                           Robert H. Goon, Incorporator

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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               EMULEX CORPORATION

        Emulex Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

        FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a special meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

        RESOLVED, that, subject to obtaining the requisite approval of the stockholders of the Corporation, Article IV of the Corporation's Certificate of Incorporation be amended, without effect upon any stock designation heretofore filed, to read as follows:

                                  "ARTICLE IV
                            Authorized Capital Stock

             The corporation is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The amount of total authorized capital stock of the corporation is 21,000,000 shares, divided into 20,000,000 shares of Common Stock, par value $.20 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share. Upon the effectiveness of the Amendment, each two outstanding shares of Common Stock, par value $.10 per share, shall be reclassified, converted and changed into one share of Common Stock, par value $.20 per share. Each holder of Common Stock who would otherwise be entitled to receive a fractional share shall instead be entitled to receive cash for such fractional share, the amount of cash to be determined on the basis of the average closing price of the Common Stock on the NASDAQ National Market System for the ten trading days immediately preceding the effective date of this Amendment.

             The shares of Preferred Stock may be issued from time to time in one or more series. The board of directors is hereby authorized to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations
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        or restrictions of any series of shares of Preferred Stock, including without limitation the dividend rate, conversion rights, redemption price and liquidation preference, of any such series, and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series."

        SECOND: That thereafter, pursuant to resolutions of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Paul F. Folino, its President and Chief Executive officer, and Walter
J. McBride, its Senior Vice President, Chief Financial Officer and Secretary, this 24th day of February, 1994.

                                               By: /s/ PAUL F. FOLINO
                                                   -----------------------------
                                                   Paul F. Folino,
                                                   President and Chief Executive
                                                   Officer

Attest:

/s/ WALTER J. McBRIDE
--------------------------------
Walter J. McBride,
Secretary, Senior Vice President
and Chief Financial Officer


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